UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013 (December 12, 2013)

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52247	20-3200738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Windsor Street	01089
West Springfield, Massachusetts	(Zip Code)
(Address of Principal Executive Offices)

(413) 858-2500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2013, Cyalume Technologies Holdings, Inc. (the “Company”) appointed Ji Ham to serve on the Company’s board of directors (the “Board”), filling an existing vacancy on the Board.

Mr. Ham is a Principal of Columbus Nova. Mr. Ham joined Columbus Nova in July 2006. Prior to Columbus Nova, Mr. Ham was a founding member of Hudson Capital Advisors, LLC, a financial advisory firm focused on debt and equity private placements and mergers and acquisitions advisory. Prior to Hudson Capital Advisors, Mr. Ham worked in the Leveraged Finance Group at CIBC World Markets Corp where he worked on a variety of debt and equity capital markets transactions, mergers and acquisitions, and merchant banking / private equity investment transactions for Trimaran Capital Partners, CIBC's private equity fund, and its predecessor funds. Mr. Ham received his B.A. in Business Economics with magna cum laude honor from the University of California at Los Angeles.

Mr. Ham was appointed to the Board pursuant to the rights granted to US VC Partners, L.P. (the “Investor”) under the terms of the Certificate of Designations of the Company’s Series A Convertible Preferred Stock, in connection with the Investor’s equity investment in the Company consummated on November 19, 2013. In connection with such equity investment, the Investor entered into a number of agreements with the Company. Such Certificate of Designations and agreements are described in Item 1.01 of the Current Report on Form 8-K filed by the Company on November 22, 2013 (which information is incorporated herein by reference). The Investor has a number of officers in common with Cova Small Cap Holdings, LLC (“Cova”), a significant stockholder of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By	/s/ Michael Bielonko
Name:	Michael Bielonko
Title:	Chief Financial Officer

Date: December 17, 2013

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